UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

Dynatronics Corporation
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

1200 Trapp Rd, Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

(801) 568-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	DYNT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submissions of Matters to a Vote of Security Holders

(a) On November 18, 2021, we held our 2021 Annual Meeting of Shareholders (the “Annual Meeting”). As of the record date of September 20, 2021 shares eligible to vote totaled 20,955,296, comprised of 17,604,296 shares of Common Stock, 1,992,000 shares of Series A Preferred (1,628,130 shares “as-converted” voting power), and 1,359,000 shares of Series B Preferred (1,235,455 shares “as-converted” voting power). A quorum of 13,561,830 (64.71%) of the eligible shares, was present in person or represented by proxy at the meeting.

(b) The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Election of Directors

To elect Brian D. Baker, R. Scott Ward, Scott A. Klosterman and John A. Krier to serve until the 2022 Annual Meeting of Shareholders, and until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal.

	Votes		Broker
	For	Withheld	Non-Votes
Brian D. Baker	8,620,000	49,215	4,529,189
R. Scott Ward	8,642,140	27,075	4,529,189
Scott A. Klosterman	8,612,922	56,293	4,529,189
John A. Krier	8,620,002	49,213	4,529,189

Proposal No. 2: Approval to Ratify Tanner LLC as Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2022

Votes	Votes	Votes
For	Against	Abstained
13,447,904	71,061	68,294

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2021	DYNATRONICS CORPORATION

	By:	/s/John A. Krier
	Name:	John A. Krier
	Title:	President and Chief Executive Officer

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